SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement
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CONTINUECARE CORPORATION

(Name of Registrant as Specified In Its Charter)

CONTINUCARE CORPORATION

(Name of Person(s) Filing Proxy Statement)

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CONTINUCARE CORPORATION

80 S.W. 8th Street, Suite 2350, Miami, Florida 33130

____________________

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
To be held on April 9, 2003

____________________

To the Shareholders of Continucare Corporation:

     NOTICE IS HEREBY GIVEN that the 2002 Annual Meeting of Shareholders of Continucare Corporation, a Florida corporation, will be held at 10:00 a.m., local time, on Wednesday, April 9, 2003, at the Hyatt Regency Miami, 400 S.E. 2nd Avenue, Miami, Florida 33131 for the following purposes:

(1)	The election of six members to our Board of Directors to hold office until Continucare’s 2003 Annual Meeting of Shareholders or until their successors are duly elected and qualified; and

(2)	The transaction of such other business as may properly come before the annual meeting and any adjournments or postponements thereof.

     The Board of Directors has fixed the close of business on March 3, 2003 as the record date for determining those shareholders entitled to notice of, and to vote at, the Annual Meeting and any adjournment(s) or postponement(s) thereof.

     Whether or not you expect to be present, please sign, date and return the enclosed proxy card in the enclosed pre-addressed envelope as promptly as possible. No postage is required if mailed in the United States.

By Order of the Board of Directors

Spencer J. Angel President, Chief Executive Officer and Chief Operating Officer
Miami, Florida March 7, 2003

THIS IS AN IMPORTANT MEETING AND ALL SHAREHOLDERS ARE INVITED TO ATTEND THE MEETING IN PERSON. ALL SHAREHOLDERS ARE RESPECTFULLY URGED TO EXECUTE AND RETURN THE ENCLOSED PROXY CARD AS PROMPTLY AS POSSIBLE. SHAREHOLDERS WHO EXECUTE A PROXY CARD MAY NEVERTHELESS ATTEND THE MEETING, REVOKE THEIR PROXY AND VOTE THEIR SHARES IN PERSON.

2002 ANNUAL MEETING OF SHAREHOLDERS
OF
CONTINUCARE CORPORATION

__________________________

PROXY STATEMENT

__________________________

     This proxy statement is furnished in connection with the solicitation by the board of directors of Continucare Corporation, a Florida corporation, of proxies from the holders of our common stock, par value $.0001 per share, for use at the 2002 Annual Meeting of Shareholders of Continucare to be held at 10:00 a.m., local time, on Wednesday, April 9, 2003, at the Hyatt Regency, Miami, 400 S.E. 2nd Avenue, Miami, Florida 33131, or at any adjournments or postponements thereof, pursuant to the foregoing notice of annual meeting of shareholders. This proxy statement and the enclosed form of proxy are first being sent to holders of our common stock on or about March 3, 2003.

     Shareholders should review the information provided herein in conjunction with Continucare’s 2002 annual report to shareholders, which accompanies this proxy statement. Continucare’s principal executive offices are located at 80 S.W. 8th Street, Suite 2350, Miami, Florida 33130 and its telephone number is (305) 350-7515.

INFORMATION CONCERNING PROXY

     The enclosed proxy is solicited on behalf of our board of directors. The giving of a proxy does not preclude the right to vote in person should any shareholder giving the proxy so desire. Shareholders have an unconditional right to revoke their proxy at any time prior to the exercise thereof, either in person at the annual meeting or by filing with Continucare’s Secretary at our headquarters a written revocation or duly executed proxy bearing a later date; however, no such revocation will be effective until written notice of the revocation is received by Continucare at or prior to the annual meeting.

     The cost of preparing, assembling and mailing this proxy statement, the notice of annual meeting of shareholders and the enclosed proxy is to be borne by Continucare. In addition to the use of mail, our employees may solicit proxies personally, by telephone and by facsimile. Our employees will receive no compensation for soliciting proxies other than their regular salaries. Continucare may request banks, brokers and other custodians, nominees and fiduciaries to forward copies of the proxy material to their principals and to request authority for the execution of proxies. We may reimburse such persons for their expenses in so doing.

PURPOSES OF THE MEETING

     At the annual meeting, our shareholders will consider and vote upon the following matters:

(1)	The election of six members to our board of directors to hold office until our 2003 Annual Meeting of Shareholders or until their successors are duly elected and qualified; and

(2)	The transaction of such other business as may properly come before the annual meeting, including any adjournments or postponements thereof.

     Unless contrary instructions are indicated on the enclosed proxy, all shares represented by valid proxies received pursuant to this solicitation (and which have not been revoked in accordance with the procedures set forth above) will be voted for the election of the nominees for director named below and in favor of the other matters presented. In the event a shareholder specifies a different choice by means of the enclosed proxy, his shares will be voted in accordance with the specification so made.

OUTSTANDING VOTING SECURITIES AND VOTING RIGHTS

     The board of directors has set the close of business on March 3, 2003 as the record date for determining shareholders of Continucare entitled to notice of and to vote at the annual meeting. As of the record date, there were 40,534,601 shares of common stock outstanding. Only the holders of issued and outstanding shares of common stock are entitled to vote at the annual meeting. Shareholders do not have the right to cumulate their votes, and are entitled to one vote for each share held. Shareholders do not have rights of appraisal or similar rights of dissenters under the Florida Business Corporation Act, with respect to any of the proposals set forth in this proxy statement.

     The attendance, in person or by proxy, of the holders of a majority of the outstanding shares of common stock entitled to vote at the annual meeting is necessary to constitute a quorum with respect to all matters presented. Directors will be elected by a plurality of the votes cast by the shares of common stock represented in person or by proxy at the annual meeting. Any other matter that may be submitted to a vote of the shareholders will be approved if the number of shares of common stock voted in favor of the matter exceeds the number of shares voted in opposition to the matter, (unless such matter is one for which a greater vote is required by law or by the Company’s Articles of Incorporation or Bylaws). If less than a majority of outstanding shares entitled to vote are represented at the annual meeting, a majority of the shares so represented may adjourn the annual meeting to another date, time or place, and notice need not be given of the new date, time, or place if the new date, time, or place is announced at the meeting before an adjournment is taken.

     Prior to the annual meeting, we will select one or more inspectors of election for the meeting. Such inspectors shall determine the number of shares of common stock represented at the meeting, the existence of a quorum and the validity and effect of proxies, and shall receive, count and tabulate ballots and votes and determine the results thereof. Abstentions will be considered as shares present and entitled to vote at the annual meeting and will be counted as votes cast at the annual meeting, but will not be counted as votes cast for or against any given matter.

     A broker or nominee holding shares registered in its name, or in the names of its nominee, which are beneficially owned by another person and for which it has not received instructions as to voting from the beneficial owner, has the discretion to vote the beneficial owner’s shares with respect to the election of directors. If a matter has been included in the proxy to which a broker or nominee would not have discretionary voting power under applicable American Stock Exchange rules, any broker or nominee “non-votes” would not be considered as shares entitled to vote on the subject matter and therefore would not be considered by the inspector when counting votes cast on the matter.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth certain information as of March 3, 2003 concerning the beneficial ownership of the common stock by (i) each person known by Continucare to be the beneficial owner of more than 5% of the outstanding common stock, (ii) each of the directors and director nominees, (iii) each named executive officer, and (iv) all of our executive officers and directors as a group. All holders listed below have sole voting power and investment power over the shares beneficially owned by them, except to the extent such power may be shared with such person’s spouse.

Name and Address	Amount and Nature of		Percent of
of Beneficial Owner	Beneficial Ownership(1)		Common Stock(2)

Spencer J. Angel 80 S.W. 8th Street Miami, FL 33131	1,680,147	(3)	4.11%

Robert Cresci c/o Pecks Management Partners, Ltd. One Rockefeller Plaza Suite 900 New York, NY 10020	300,000	(4)	*

Charles M. Fernandez 80 S.W. 8th Street Miami, FL 33131	2,279,167	(5)	5.58%

Phillip Frost, M.D. 4400 Biscayne Boulevard Miami, FL 33137	20,519,450	(6)	49.41%

Neil Flanzraich 4400 Biscayne Boulevard Miami, FL 33137	200,000	(7)	*

Janet L. Holt 80 S.W. 8th Street Miami, FL 33131	50,000	(8)	*

Patrick Healy 8655 Heather Run Dr. South Jacksonville, FL 32256	301,000	(8)	*

Richard C. Pfenniger, Jr. c/o Whitman Education Group, Inc. 4400 Biscayne Boulevard Miami, FL 33137	205,000	(7)	*

Jacob Nudel, M.D. c/o Medwerks 100 NE 3 Avenue, Suite 490 Fort Lauderdale, FL 33301	100,000	(9)	*

Strategic Investment Partners, Ltd. Kaya Flamboyan 9 Willemstad, Curaçao Netherlands Antilles	2,250,000	(10)	5.55%

Pecks Management Partners Ltd. One Rockefeller Plaza Suite 900 New York, NY 10020	8,511,582	(11)	19.37%

All directors and executive officers as a group (6 persons)	2,836,147		6.87%

*	Less than one percent.

(1)	For purposes of this table, beneficial ownership is computed pursuant to Rule 13d-3 under the Exchange Act; the inclusion of shares as beneficially owned should not be construed as an admission that such shares are beneficially owned for purposes of the Exchange Act. Under the rules of the Securities and Exchange Commission, a person is deemed to be a “beneficial owner” of a security he or she has or shares the power to vote or direct the voting of such security or the power to dispose of or direct the disposition of such security. Accordingly, more than one person may be deemed to be a beneficial owner of the same security.

(2)	Based on 40,534,601 shares outstanding as of March 3, 2003.

(3)	Includes (i) 800 shares held by Arkangel, Inc., an entity controlled by Mr. Angel; (ii) 850,000 shares held by Harter Financial, Inc., an entity controlled by Mr. Angel; (iii) 150,000 shares held directly by Mr. Angel; (iv) 266,666 shares of common stock underlying options that are currently exercisable, and (v) 46,013 shares of common stock issuable upon conversion of a convertible promissory note.

(4)	Includes 200,000 shares of restricted stock and 100,000 shares underlying options that are currently exercisable.

(5)	Includes (i) 1,816,667 shares of Common Stock are owned of record by the Fernandez Family Limited Partnership, (ii) 27,500 shares held directly by Mr. Fernandez and (iii) 335,000 shares of Common Stock underlying options granted that are currently exercisable.

(6)	Includes (i) 18,831,088 shares owed beneficially through Frost Nevada Limited Partnership; (ii) 568,300 shares owned directly by Dr. Frost; (iii) 797,162 shares of common stock issuable upon conversion of a convertible promissory note and (iv) 200,000 shares of common stock underlying options granted that are currently exercisable. See “Certain Transactions”.

(7)	Includes 200,000 shares of restricted stock.

(8)	Represents 1,000 shares of restricted stock and shares of common stock underlying options that are currently exercisable.

(9)	Includes 100,000 shares of restricted stock.

(10)	The information set forth herein is based solely on the most recent Schedule(s) 13D/A filed with the SEC by the entity and, accordingly, may not reflect their respective holdings as of the date of this report. Strategic Investment Partners, Ltd. is deemed to have sole voting power and each of Quasar Strategic Partners LDC, Quantum Industrial Partners LLC, QIH Management Investors, L.P. and QIH Management, Inc., Soros Fund Management, LLC and Mr. George Soros are deemed to have shared power.

(11)	The information set forth herein is based solely on the most recent Schedule(s) 13G/A filed with the SEC by the entity and, accordingly, may not reflect their respective holdings as of the date of this report. Includes 3,407,927 shares of Common Stock that may be issued upon the conversion of Convertible Subordinated Notes.

ELECTION OF DIRECTORS

(Proposal No. 1)

     Six persons are nominated for election as directors to serve until the next annual meeting of shareholders and until each director’s successor is duly elected and qualified. Although we anticipate that all of the nominees will be able to serve, if any nominee is unable or unwilling to serve at the time of the annual meeting, proxies solicited hereunder will be voted in favor of the remaining nominees, if any, and for such other persons as may be designated by the board of directors, unless directed by a proxy to do otherwise.

     Mr. Spencer J. Angel, Mr. Robert J. Cresci, Mr. Patrick M. Healy, Mr. Richard C. Pfenniger, Jr. and Dr. Jacob Nudel are the six persons nominated as directors. Each of the director nominees is a current member of the board of directors. Biographical information for the director nominees is set forth below.

MANAGEMENT

     The executive officers and directors of Continucare are as follows:

Name	Age	Position

Spencer J. Angel	36	President, Chief Executive Officer, Chief Operating Officer and Director
Janet L. Holt	56	Chief Financial Officer
Richard C. Pfenniger, Jr.	47	Chairman of the Board
Robert J. Cresci	59	Director
Patrick M. Healy	44	Director
Neil Flanzraich	59	Director
Jacob Nudel, M.D.	54	Director

     Spencer J. Angel has served as our President and Chief Executive Officer since November 1999. From July 12, 1999 until his appointment as our President and Chief Executive Officer, he served as our Executive Vice President and Chief Operating Officer. Mr. Angel has served as a member of our board of directors since September 30, 1999. Mr. Angel has served, since 1996, as director and president of Harter Financial, Inc., a diversified financial consulting firm. See “Certain Relationships and Related Transactions.” In 1999, Mr. Angel served as president and chief executive officer of Medical Laser Technologies, Inc., a company that produces digital x-ray picture archiving and communications systems for cardiac catheterization labs. He was the secretary, treasurer and director of Autoparts Warehouse, Inc., an auto parts retail and service company, from September 1997 to January 1999. From December 1994 through August 1996 Mr. Angel was president of 5 East 41 Check Cashing Corp., a company engaged in the payroll service and armored car business. From November 1991 to 1994 Mr. Angel was an associate attorney with Platzer, Fineberg & Swergold, a law firm specializing in corporate financial reorganizations.

     Janet L. Holt was appointed as our Chief Financial Officer in January 2000. From July 1999 when she joined the Company until her appointment as our Chief Financial Officer, Ms. Holt served as the Vice President of Finance - Managed Care Division. Ms. Holt served as an audit Senior Manager at Ernst & Young, LLP from November 1997 until joining Continucare. From June 1995 to November 1997, Ms. Holt served as the Internal Auditor for InPhyNet Medical Management, Inc., and she served as an audit manager with Deloitte & Touche, LLP from 1992 to June 1995.

     Richard C. Pfenniger, Jr. has served as one of our directors since March 2002. In September 2002, Mr. Pfenniger was appointed chairman of our board of directors. Mr. Pfenniger has served as the Chief Executive Officer and Vice Chairman of Whitman Education Group, Inc. since 1997 and as a director of Whitman Education Group, Inc. since 1992. From 1994 to 1997, Mr. Pfenniger served as the Chief Operating Officer of IVAX. Mr. Pfenniger served as the Senior Vice President-Legal Affairs and General Counsel of IVAX from 1989 to 1994. Mr. Pfenniger currently serves as a director of IVAX.

     Robert J. Cresci has served as one of our directors since February 2000. He has been a Managing Director of Pecks Management Partners Ltd., an investment management firm, since 1990. Mr. Cresci currently serves on the boards of directors of Sepracor, Inc., Luminex Corporation, Aviva Petroleum Ltd., Film Roman, Inc., j2 Global Communications, Inc., Candlewood Hotel Co., Inc., SeraCare Life Sciences, Inc., LTWC Corporation and several private companies.

     Patrick M. Healy has served as one of our directors since February 2000. He has served as president and chief administrative officer and as a member of the board of directors for Mayo Health Plan, Inc. since its inception in June 1996 to December 2001. Mr. Healy served as president and chief administrative officer and as a member of the board of directors for MHP Health and Life, Inc., and MHP Holding, Inc. from June 1998 to December 2001. Previously, Mr. Healy was president and chief executive officer and a member of the board of directors for Cleveland Clinic Florida Health Plan from its inception in 1992 through 1996. Mr. Healy also served as a regional director of operations-southeast region and executive director Florida/Caribbean for the Travelers Insurance Company from 1990 through 1992.

     Neil Flanzraich has served as one of our directors since March 2002. Mr. Flanzraich has served as the Vice Chairman and President of IVAX, a pharmaceutical manufacturer, since May 1998. Mr. Flanzraich served as Chairman of the Life Sciences Legal Practices Group of Heller Ehrman White & McAuliff, a law firm, from 1995 to 1998. From 1981 to 1994, Mr. Flanzraich served in various capacities at Syntex Corporation and as a member of the Corporate Executive Committee. From 1994 to 1995, after Syntex Corporation was acquired by Roche Holding Ltd., Mr. Flanzraich served as Senior Vice President and General Counsel of Syntex (U.S.A.) Inc., a Roche subsidiary. Mr. Flanzraich was Chairman of the Board of Directors of North American Vaccine, Inc. from 1989 to 2000. Mr. Flanzraich also currently serves on the boards of IVAX, Whitman Education Group, Inc., IVAX Diagnostics, Inc. and Rae Systems, Inc.

     Jacob Nudel, M.D. has served as one of our directors since October 2002. As the founder of MEDWerks.com Corporation, Dr. Nudel has served as their Chief Executive Officer since 2000. From 1995 to 2000, Dr. Nudel served as Chief Executive Officer of Allied Health Group, Inc.. From 1992 to 2000, Dr. Nudel also served as Chief Executive Officer of Florida Specialty Network, Inc.

     Officers serve at the pleasure of the board of directors, subject to the terms of any employment agreements. See “-Employment Agreements.”

Key Employee

     The following is a key employee of Continucare:

Name	Age	Position

Roberto L. Palenzuela, Esq	39	General Corporate Counsel

     Roberto L. Palenzuela, Esq. was appointed as Corporate General Counsel in May of 2002. Mr. Palenzuela served as an officer and director of Community Health Plan of the Rockies, Inc., a health maintenance organization based in Denver, Colorado from 1994 to 2002. From March 1999 through June 2001, Mr. Palenzuela served as General Counsel of Universal Rehabilitation Centers of America, Inc. (n/k/a Universal Medical Concepts, Inc.), a physician practice management company. Mr. Palenzuela was General Counsel and director for Trident Medical Concepts, Inc., a multi-state physician practice management company from June 1997 to February 1999. On November 18, 1998, Trident Medical Concepts, Inc. filed for protection under Chapter 11 of the Federal Bankruptcy laws. From May 1996 to June 1997, Mr. Palenzuela was a partner with the law firm of Adams, Gallinar, Iglesias & Palenzuela, P.A.

Director Compensation

     Our directors do not currently receive any cash compensation for service on the board of directors but may be reimbursed for certain expenses in connection with attendance at board of director meetings or other meetings on our behalf. All of our directors are eligible to receive options under our Stock Option Plan. See also “Certain Relationships and Related Transactions.”

     During the fiscal year ended June 30, 2002, our former chairman, Mr. Charles Fernandez, received an aggregate of $23,000 for the time he served as chairman of the board of directors.

     On September 23, 2002, Board members that served during calendar years 2001 and 2002 were granted 100,000 shares of restricted stock, or fully vested options to purchase 100,000 shares of common stock, for each year of service. Newly appointed Board members were granted 100,000 shares of restricted stock or fully vested options to purchase 100,000 shares of common stock. The Board members had the choice to receive the restricted stock or options.

     Dr. Nudel was granted 100,000 shares of restricted stock upon being appointed to the Board of Directors in October 2002.

Committees and Meetings

     During the fiscal year ended June 30, 2002, the board of directors held thirteen meetings and took certain actions by unanimous written consent. Each director attended at least 75% of the aggregate of (i) the number of such meetings (held during the period for which he was a director) and (ii) the number of meetings of committees of the board of directors held during fiscal year 2002.

     The compensation committee’s current members are Messrs. Cresci, Healy (Chairman), Pfenniger and Flanzraich. The compensation committee held one meeting during fiscal year 2002. The primary function of the compensation committee is to review and approve our compensation policies and practices, propose compensation levels for directors and officers, and propose changes in our benefit plans.

     The audit committee’s current members are Mesrs. Pfenniger, Flanzraich, Healy, Cresci (Chariman) and Nudel.

     In accordance with the rules of the American Stock Exchange, Messrs. Pfenniger, Flanzraich, Healy, Cresci and Nudel are independent directors. Dr. Frost, who was a member of our board until April 2002, was not an independent director for the fiscal year ended June 30, 2002. In a private transaction with certain noteholders, effective June 30, 2001, Frost Nevada Limited Partnership, an entity controlled by Dr. Phillip Frost, purchased Convertible Subordinated Notes due 2002 (the “Notes”) in the principal amount of $6,219,511 (the “Purchased

Debt”) and 9,640,244 shares of our common stock (the “Purchased Shares”). Frost Nevada immediately exchanged the Purchased Debt for (i) 6,219,511 shares of our common stock and (ii) a convertible promissory note (the “New Note”) in the principal amount of $912,195, with an October 31, 2005 maturity date and interest at 7% due semi-annually. At such time Dr. Frost was deemed to beneficially own 55.5% of our outstanding common stock, assuming conversion of the New Note. Effective July 31, 2001, Frost Nevada sold approximately 13% of the Purchased Shares, 13% of the shares of common stock issued upon the conversion of the Purchased Debt and transferred 13% of the New Note in a private transaction to a group of six investors. As a result of such transactions, Dr. Frost and his affiliated entities beneficially own approximately 50.4% of our common stock, assuming conversion of the New Note.

     The audit committee held three meetings during the fiscal year ended June 30, 2002. The duties and responsibilities of the audit committee include (i) recommending to the Board the appointment of Continucare’s auditors, (ii) reviewing the plan and scope of audits, (iii) reviewing our significant accounting policies and internal controls and (iv) having general responsibility for all audit related matters. The board of directors adopted a written charter for the audit committee, a copy of which was filed with the proxy statement for the 2000 annual meeting.

EXECUTIVE COMPENSATION AND OTHER INFORMATION

Summary of Cash and Certain Other Compensation

     The following table sets forth certain summary information concerning compensation paid or accrued by us to or on behalf of (i) our chief executive officer, and (ii) the other executive officer who was serving as an executive officer at the end of the last fiscal year, whose total annual salary and bonus, determined as of the end of the fiscal year ended June 30, 2002, exceeded $100,000 (hereinafter referred to as the “named executive officers”).

SUMMARY COMPENSATION TABLE

					Long-Term
	Annual Compensation				Compensation

Name and	Fiscal			Other Annual	No. of Securities	All Other
Principal Position	Year	Salary ($)	Bonus ($)	Compensation	Underlying Options	Compensation

Spencer J. Angel,	2002	259,000	0	(1)	0 (2)	0
President and Chief Executive Officer	2001	268,307	0	(1)	600,000 (3)	0
	2000	207,867	0	(1)	0	0

Janet L. Holt,	2002	127,849	0	(1)	0	0
Chief Financial Officer	2001	103,846	0	(1)	75,000 (4)	0
	2000	83,077	20,000	(1)	0	0

(1)	The total perquisites and other personal benefits provided is less than 10% of the total annual salary and bonus to such officer.

(2)	On September 23, 2002, Mr. Angel was granted fully vested options to purchase 200,000 shares of common stock for his service on the Board for the 2001 and 2002 calendar years. See “Director Compensation.”

(3)	100,000 stock options valued at approximately $68,750 (based on the closing market price on the date of grant) were awarded on July 20, 2000. An additional 500,000 stock options were also awarded on July 20, 2000 valued at approximately $343,750 (based on the closing market price on the date of grant) and vest ratably over three years.

(4)	75,000 stock options were awarded on July 20, 2000 valued at approximately $51,600 (based on the closing market price on the date of grant) and vest ratably over three years.

Option Grants During Fiscal 2002

     During Fiscal 2002, we did not grant any stock options or stock appreciation rights to the Named Executive Officers.

Option Exercises in 2002 and Year End Option Values

     The following table sets forth information with respect to (i) the number of unexercised options held by the named executive officers as of June 30, 2002, and (ii) the value as of June 30, 2002 of unexercised in-the-money options. No options were exercised by any of the named executive officers in Fiscal 2002.

	Number of Securities		Value of Unexercised
	Underlying Unexercised Options		In-the-Money Options
	at June 30, 2002		at June 30, 2002 (1)

	Exercisable	Unexercisable	Exercisable	Unexercisable

Spencer J. Angel	266,666	333,334	0	0
Janet L. Holt	25,000	50,000	0	0

(1)	Market value of shares covered by in-the-money options on June 30, 2002, less option exercise price. Options are in-the-money if the market value of the shares covered thereby is greater than the option exercise price.

Securities Authorized For Issuance Under Equity Compensation Plans

     The following table provides information as of June 30, 2002, with respect to all of our equity compensation plans under which equity securities are authorized for issuance:

Number of
securities to be
	issued upon	Weighted average
	exercise of	exercise price of	Number of
	outstanding	outstanding	securities
	options, warrants	options, warrants	remaining available
Plan Category	and rights	and rights	for future issuance

Plans approved by stockholders	2,316,000	$1.29	4,084,000
Plans not approved by stockholders	—	—	—

Employment Agreements

     Mr. Angel’s employment agreement was for a one-year period commencing July 12, 1999, with additional one-year automatic renewals and provides for an annual base salary of $250,000. Additionally, he is eligible to receive a bonus equal to 7% of our earnings before interest, taxes, depreciation and amortization in excess of $3 million for the fiscal year. The agreement may be terminated by either party with or without cause upon 60 days notice prior to an anniversary date of the agreement. Pursuant to the terms of his agreement, Mr. Angel is prohibited from competing with Continucare for a one year period following termination of his employment with Continucare. In the event that Mr. Angel is terminated without cause, Mr. Angel is entitled to his base salary for the period of one year and any unpaid accrued bonus.

     Ms. Holt’s employment agreement is for a one-year period commencing October 1, 2001, with additional one-year automatic renewals and provides for an annual base salary of $125,000. Additionally, she is eligible to receive bonuses and stock option grants as determined by the Chief Executive Officer and the Compensation Committee of our Board of Directors. The agreement may be terminated by Continucare with or without cause at any time. In the event Ms. Holt is terminated without cause, Ms. Holt is entitled to her base salary for a period of six months and any unpaid accrued bonuses. Ms. Holt may terminate the agreement upon 60 days written notice. Pursuant to the terms of the agreement, Ms. Holt is prohibited from competing with Continucare for a 90-day period following termination of her employment with Continucare.

Compensation Committee Report on Executive Compensation

     Under rules established by the Securities and Exchange Commission, the compensation committee of the board of directors is required to provide a report explaining the rationale and considerations that led to fundamental compensation decisions affecting Continucare’s executive officers during the past fiscal year.

     General. The compensation committee is comprised of non-employee directors and is responsible for setting and administering policies that govern annual compensation of Continucare’s executive officers, as well as its stock option plans. The compensation committee’s general philosophy with respect to the compensation of the executive officers is to offer competitive compensation programs designed to attract key executives to Continucare and to recognize an individual’s contribution and personal performance. Such compensation programs include a base salary as well as stock option plans designed to provide long-term incentives. In addition, the compensation committee may recommend the grant of discretionary bonuses to the executive officers. The committee did not establish performance targets or adopt any bonus plan for fiscal 2002.

     In establishing Continucare’s executive compensation program, the compensation committee takes into account current market data and compensation trends for comparable companies, and gauges achievement of corporate and individual objectives. In setting the compensation for Mr. Angel, Continucare’s President, Chief Executive Officer and Chief Operating Officer, the compensation committee took into account his responsibilities and amounts paid to other senior executives in the industry with comparable qualifications and experience. Performance bonuses and stock options grants to executive officers in prior fiscal years were structured to reinforce the achievement of both short and long term corporate objectives in addition to fostering a long-term perspective aligned with that of its shareholders.

Richard C. Pfenniger, Jr.
Neil Flanzraich
Patrick M. Healy
Robert J. Cresci

Audit Committee Report

     The audit committee of the Board has reviewed and discussed with management Continucare’s audited financial statements for the fiscal year ended June 30, 2002. Additionally, it has received and reviewed the written disclosures and the letter from Ernst & Young LLP, our independent auditors for the fiscal year ending June 30, 2002, required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committee). The audit committee has discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61 of the Auditing Standards Board of the American Institute of Certified Public Accountants. Based on these discussions with Ernst & Young LLP, the audit committee members recommended unanimously to the Board that the audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended June 30, 2002.

Richard C. Pfenniger, Jr.
Neil Flanzraich
Patrick M. Healy
Robert J. Cresci

Performance Graph

     Set forth below is a line graph comparing the cumulative total shareholder return on Continucare’s common stock against the cumulative total return of the AMEX Market Value (U.S. & Foreign) Index and the NASDAQ Health Services Index for the period of June 30, 1997 to June 30, 2002.

	6/97	6/98	6/99	6/00	6/01	6/02

CONTINUCARE CORPORATION	100.00	84.04	10.64	11.71	5.11	3.23
AMEX MARKET VALUE (U.S. & FOREIGN)	100.00	105.81	116.21	139.50	127.60	110.32
NASDAQ HEALTH SERVICES	100.00	97.42	91.69	70.76	100.98	99.17

Certain Transactions

     In a private transaction with certain noteholders, effective June 30, 2001, Frost Nevada Limited Partnership (“Frost Nevada”), an entity controlled by Dr. Phillip Frost, a member of our board of directors until April 2002, purchased Convertible Subordinated Notes due 2002 (the “Notes”) in the principal amount of $6,219,511 (the “Purchased Debt”) and 9,640,244 shares of our common stock (the “Purchased Shares”). Frost Nevada immediately exchanged the Purchased Debt for (i) 6,219,511 shares of our common stock and (ii) a convertible promissory note (the “New Note”) in the principal amount of $912,195, with an October 31, 2005 maturity date and interest at 7% due semi-annually. At such time Dr. Frost was deemed to beneficially own 55.5% of our outstanding common stock, assuming conversion of the New Note.

     Effective July 31, 2001, Frost Nevada sold approximately 13% of the Purchased Shares, 13% of the shares of common stock issued upon the conversion of the Purchased Debt and transferred 13% of the New Note in a private transaction to a group of six investors. Spencer J. Angel, our President and CEO, and an entity controlled by Mr. Angel comprise 40% of this investor group.

     As a result, as of June 30, 2002, we had principal amounts outstanding under convertible promissory notes, with October 31, 2005 maturity dates bearing interest at 7% due semi-annually, due to Frost Nevada Limited Partnership, the investor group controlled by Mr. Angel, and Mr. Angel of $797,162, $37,386 and $8,627, respectively.

     During the year ended June 30, 2002, we paid approximately $56,000, $3,000 and $1,000 in interest on the convertible promissory notes to Frost Nevada Limited Partnership, the investor group controlled by Mr. Angel, and to Mr. Angel, respectively.

     During the year ended June 30, 2002, we paid Mr. Charles Fernandez, who is affiliated with an entity that is the beneficial owner of more than 5% of our outstanding common stock, approximately $23,000 for his services as chairman of the board of directors. See “Director Compensation”.

     On September 23, 2002, Mr. Frost and Mr. Fernandez each received a grant of 100,000 shares of restricted stock as compensation for their prior service as Board members.

Section 16(a) Beneficial Ownership Reporting Compliance of the Securities Exchange Act of 1934

     Section 16(a) of the Securities Exchange Act of 1934 requires Continucare’s directors and executive officers and persons who own more than ten percent of Continucare’s outstanding common stock, to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of common stock. Such persons are required by SEC regulation to furnish us with copies of all such reports they file.

     To our knowledge, based solely on a review of the copies of such reports furnished to us and written representations that no other reports were required, we believe that all Section 16(a) filing requirements applicable to our officers, directors and greater than ten percent beneficial owners were complied with, except: (i) Richard C. Pfenniger, Jr. filed a Form 3 on March 29, 2002 which Form 3 should have been filed no later than March 15, 2002; and (ii) Neil Flanzraich filed a Form 3 on September 24, 2002 which Form 3 should have been filed no later than March 15, 2002.

RELATIONSHIP WITH INDEPENDENT ACCOUNTANTS

     Continucare’s independent public accountants for the fiscal years ended June 30, 2002 were, and for the fiscal year 2003 will be the firm of Ernst & Young LLP. It is expected that representatives of Ernst & Young LLP will (i) attend the annual meeting, (ii) have an opportunity to make a statement if they desire to do so, and (iii) be available to respond to appropriate questions.

Audit Fees

     The aggregate fees billed by Ernst & Young LLP for the audit of the Continucare’s annual financial statements for the fiscal year ended June 30, 2002 and for its reviews of the financial statements included in Continucare’s Form 10-Qs and other audit related services for the fiscal year ended June 30, 2002, were approximately $116,700.

Financial Information Systems Design and Implementation Fees

     Continucare was not billed by Ernst & Young LLP for financial information systems design and implementation for the fiscal year ended June 30, 2002.

Other Fees

     The aggregate of all other fees billed to Continucare by Ernst & Young LLP were approximately $52,959 for the fiscal year ended June 30, 2002. The audit committee has considered and determined that the fees paid to Ernst & Young LLP for other non-audit related services is compatible with Ernst & Young LLP’s independence.

OTHER BUSINESS

     As of the date of this proxy statement, the board of directors knows of no other business to be presented at Continucare’s 2002 annual meeting of shareholders. If any other business should properly come before Continucare’s 2002 annual meeting of shareholders, the persons named in the accompanying proxy will vote thereon as in their discretion they may deem appropriate, unless they are directed by a proxy to do otherwise.

SHAREHOLDER PROPOSALS

     Shareholders interested in presenting a proposal for consideration at our 2003 annual meeting of shareholders may do so by following the procedures prescribed in Rule 14a-8 promulgated by the Securities and Exchange Act of 1934. To be eligible for inclusion in our proxy statement and form of proxy relating to the meeting, shareholder proposals must be received by our Corporate Secretary no later than December 11, 2003. Any shareholder proposal submitted other than for inclusion in our proxy materials for that meeting must be delivered to us no later than January 20, 2004, or such proposal will be considered untimely. If a shareholder proposal is received after January 20, 2004, we may vote in our discretion as to the proposal all of the shares for which we have received proxies for the 2003 annual meeting of shareholders.

By Order of the board of directors,

/s/ Spencer J. Angel

Spencer J. Angel President, Chief Executive Officer and Chief Operating Officer
Miami, Florida March 7, 2003

CONTINUCARE CORPORATION

THIS PROXY IS SOLICITED ON BEHALF
OF THE COMPANY’S BOARD OF DIRECTORS

COMMON STOCK

The undersigned, a holder of common stock of Continucare Corporation, a Florida corporation, hereby appoints Spencer J. Angel, acting alone, as proxy for the undersigned, with full power of substitution, and hereby authorizes him to represent and to vote, as designated on the reverse side, all of the shares of stock of the Company held of record by the undersigned at the close of business on March 3, 2003 at the Annual Meeting of Shareholders of the Company, to be held on Wednesday, April 9, 2003, at 10:00 a.m., local time, at the Hyatt Regency Miami, 400 S.E. 2nd Avenue, Miami, Florida 33131, and at any adjournments or postponements thereof.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF DIRECTORS AND THE OTHER PROPOSALS SET FORTH.

(1)	ELECTION OF DIRECTORS Spencer J. Angel, Richard C. Pfenniger, Jr., Robert J. Cresci, Patrick M. Healy, Neil Flanzraich and Jacob Nudel, as directors.

☐	VOTE FOR all nominees listed above, except as marked to the contrary below.

☐	VOTE WITHHELD from all nominees listed above.

☐	VOTE FOR all nominees listed above, except vote withheld from the following nominees (if any): ______________________

(2)	Upon such other matters as may properly come before the Annual Meeting and any adjournments thereof. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Annual Meeting, and any adjournments or postponements thereof.

(see reverse side)

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED ‘FOR’ ALL OF THE PROPOSALS.

The undersigned hereby acknowledges receipt of (1) the Notice of Annual Meeting for the 2002 Annual Meeting, (2) the proxy statement and (3) the Company’s 2002 Annual Report to Shareholders.

Dated _______________________ , 2003

(Signature)

(Signature if held jointly)

IMPORTANT: Please sign exactly as your name appears and mail it promptly even though you now plan to attend the meeting. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY IN THE ENVELOPE PROVIDED.

NO POSTAGE NECESSARY IF MAILED IN THE UNITED STATES.